Exhibit 99.1

ANCESTRY.COM LLC REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

– 2013 Total Non-GAAP Revenue $561.5 million, Up 15% Year-Over-Year –

– 2013 Adjusted EBITDA $211.6 million, Up 18% Year-Over-Year –

PROVO, Utah, February 20, 2014 – Ancestry.com LLC reported financial results for the fourth quarter and full year ended December 31, 2013. Financial performance for the periods was consistent with the preliminary results reported by the Company on January 29, 2014.

“2013 was a successful year for Ancestry.com. We delivered strong financial performance highlighted by improved profit margins and growth in cash flows,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We have a busy 2014 planned as we position the company to capitalize on its long-term growth opportunities. Key areas of activity and investment include areas such as product development initiatives; international expansion; our exclusive agreement with FamilySearch; and the continued growth of our popular AncestryDNA product, among others. We enjoy a solid foundation from which to pursue these initiatives, with a total subscriber base of more than 2.7 million across all websites and a profitable and healthy business model.”

Fourth Quarter and Full Year 2013 Financial Highlights1

•	Total revenues for the fourth quarter and full year 2013 were $145.0 million and $540.4 million, respectively.

•	Non-GAAP revenues[2] for the fourth quarter of 2013 were $145.9 million, an increase of 10.8% over $131.7 million in the fourth quarter of 2012. For the full year 2013, total non-GAAP revenues were $561.5 million, an increase of 15.1% over the full year 2012, driven by growth in revenues from the Company’s core Ancestry.com branded websites, Archives.com and AncestryDNA.

•	Net loss for the fourth quarter of 2013 was $(23.3) million compared to net loss of $(60.3) million in the fourth quarter of 2012. For the full year 2013, net loss was $(79.7) million compared to a net loss of $(1.9) million for the full year 2012.

•	Adjusted EBITDA[3] for the fourth quarter of 2013 was $53.6 million, compared to $50.1 million in the fourth quarter of 2012. Adjusted EBITDA margin for the fourth quarter of 2013 was 36.7%, compared to 38.2% in the fourth quarter of 2012. For the full year 2013, adjusted EBITDA was $211.6 million, compared to $178.8 million for the full year 2012. Adjusted EBITDA margin for the full year 2013 was 37.7%, compared to 36.7% for the full year 2012. The quarter and year-to-date periods included $2.0 and $5.6 million, respectively, of general legal and professional fees related to litigation, establishing the Company’s new corporate structure, registering the 2020 notes with the SEC and the dividend declared in September 2013 by the Company’s owners, and costs related to the settlement of litigation.

•	Free cash flow[4] totaled $132.9 million for the full year 2013 compared to $106.0 million for the full year 2012.

•	Cash and cash equivalents totaled $86.6 million as of December 31, 2013.

•	Obligations under long-term debt[5] totaled $906.4 million as of December 31, 2013.

[1]	Fourth quarter and full year 2012 results reflect the combined periods preceding and succeeding the acquisition of Ancestry.com Inc. by a company controlled by Permira funds and co-investors (the “Transaction”). The Transaction was consummated on December 28, 2012.
[2]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction. Non-GAAP revenues is calculated as total revenues plus the effects of non-cash adjustments to revenue from purchase accounting.
[3]	Adjusted EBITDA is defined as net income (loss) plus non-cash purchase accounting adjustments to revenue, interest expense, net; other (income) expense; income tax expense (benefit); non-cash charges including depreciation, amortization, and stock-based compensation expense; and expenses associated with the Transaction.
[4]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest.
[5]	This amount does not include $400.0 million in senior unsecured PIK notes issued by our parent company, Ancestry.com Holdings LLC as of the date of this release. While not required, Ancestry.com LLC intends to make dividends to our parent in order to fund cash interest payments of these notes.

Recent Business Highlights

•	Subscribers of Ancestry.com websites totaled approximately 2,140,000 as of December 31, 2013, a 6.2% increase over the end of the fourth quarter of 2012 and a 1.6% decrease from the end of the third quarter of 2013.

•	The Company ended the year with approximately 12.7 billion records, having added more than 1.2 billion new records in 2013. New collections added in Q4 included:

•	West Yorkshire, England, Electoral Registers, 1840-1962 – 22.6 million records

•	Surrey, England, Electoral Registers, 1918-1945 – 10.5 million records

•	Ireland Census, 1901 & 1911 – 8.7 million records

•	Netherlands Death Records, 1779-2013 – 3.5 million records

•	Texas Birth and Death Certificates, 1903-1982 – 6.9 million records

•	U.S. School Catalogs, 1756-1935 – 5.3 million records

•	Associated Press Card Index, 1905-2001 – 2.6 million records

•	User-generated content on Ancestry.com continued to grow significantly during the year, and at year-end more than 3.1 billion records had been attached to our users’ family members, including 191 million uploaded photos and more than 16 million uploaded stories.

•	Since launching in May 2012, AncestryDNA now has a database of more than 300,000 DNA samples, delivering an average of 50 fourth cousin DNA matches per customer.

•	The Ancestry app has been downloaded more than 10 million times across the Android and iOS platforms; additionally, our redesigned iOS app includes new features and other social capabilities.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues are calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the Transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization and stock-based compensation expense; and expenses associated with the Transaction. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenues, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 12 billion records have been added to the Ancestry.com sites and users have created more than 55 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several global Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com, Newspapers.com, and offers the AncestryDNA product, sold by its subsidiary, Ancestry.com DNA, LLC, all of which are designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, future earnings, growth outlook and financial and operating performance, its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to its parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues, adjusted EBITDA and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in Exhibit 99.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2014, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ANCESTRY.COM LLC

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,554	$35,651
Restricted cash	60,740	83,863
Accounts receivable, net of allowances of $605 and $661 at December 31, 2013 and December 31, 2012, respectively	11,382	11,089
Income tax receivable	3,285	41,799
Current deferred income taxes	20,350	—
Prepaid expenses and other current assets	11,530	9,816

Total current assets	193,841	182,218
Property and equipment, net	37,613	27,813
Content databases, net	272,758	270,984
Intangible assets, net	416,735	600,628
Goodwill	948,283	945,619
Other assets	35,512	50,192

Total assets	$1,904,742	$2,077,454

LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$12,575	$11,432
Accrued expenses	51,923	62,120
Acquisition-related liabilities	60,640	83,863
Deferred revenues	137,864	116,953
Current deferred income taxes	—	2,021
Current portion of long-term debt	36,760	6,432

Total current liabilities	299,762	282,821
Long-term debt, net	869,620	936,797
Deferred income taxes	185,553	235,167
Other long-term liabilities	9,110	13,323

Total liabilities	1,364,045	1,468,108
Commitments and contingencies
Member’s interests	693,072	682,021
Accumulated deficit	(152,375)	(72,675)

Total member’s interests	540,697	609,346

Total liabilities and member’s interests	$1,904,742	$2,077,454

ANCESTRY.COM LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Successor		Predecessor(1)
	Year ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Jan. 1, 2012 to
	2013(2)	Dec. 31, 2012	Dec. 28, 2012
	(unaudited)
Revenues:
Subscription revenues	$499,557	$3,194	$451,744
Product and other revenues	40,834	264	31,883

Total revenues	540,391	3,458	483,627
Costs of revenues:
Cost of subscription revenues	91,118	664	66,741
Cost of product and other revenues	24,324	159	19,162

Total cost of revenues	115,442	823	85,903

Gross profit	424,949	2,635	397,724
Operating expenses:
Technology and development	85,723	642	77,512
Marketing and advertising	145,103	1,145	138,073
General and administrative	55,691	381	45,995
Amortization of acquired intangible assets	185,193	1,472	16,551
Transaction-related expenses(4)	—	102,264	7,104

Total operating expenses	471,710	105,904	285,235

Income (loss) from operations	(46,761)	(103,269)	112,489
Interest expense, net	(97,837)	(730)	(1,065)
Other income (expense), net	(655)	—	742

Income (loss) before income taxes	(145,253)	(103,999)	112,166
Income tax benefit (expense)	65,553	31,324	(41,377)

Net income (loss)	$(79,700)	$(72,675)	$70,789

ANCESTRY.COM LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Successor		Predecessor(1)
	Three Months Ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Oct. 1, 2012 to
	2013(5)	Dec. 31, 2012	Dec. 28, 2012
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$133,556	$3,194	$117,179
Product and other revenues	11,430	264	10,479

Total revenues	144,986	3,458	127,658
Costs of revenues:
Cost of subscription revenues	24,400	664	17,268
Cost of product and other revenues	7,238	159	6,474

Total cost of revenues	31,638	823	23,742

Gross profit	113,348	2,635	103,916
Operating expenses:
Technology and development	21,825	642	22,220
Marketing and advertising	37,231	1,145	32,770
General and administrative	16,182	381	11,390
Amortization of acquired intangible assets	46,161	1,472	6,189
Transaction-related expenses(4)	—	102,264	4,226

Total operating expenses	121,399	105,904	76,795

Income (loss) from operations	(8,051)	(103,269)	27,121
Interest expense, net	(27,268)	(730)	(391)
Other income (expense), net	(221)	—	(19)

Income (loss) before income taxes	(35,540)	(103,999)	26,711
Income tax benefit (expense)	12,193	31,324	(14,346)

Net income (loss)	$(23,347)	$(72,675)	$12,365

ANCESTRY.COM LLC

	Successor		Predecessor(1)
	Year ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Jan. 1, 2012 to
	2013(2)	Dec. 31, 2012	Dec. 28, 2012
		(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net income (loss) (in thousands):
Net income (loss)	$(79,700)	$(72,675)	$70,789
Non-cash revenue adjustment(3)	21,115	550	—
Interest expense, net	97,837	730	1,065
Other (income) expense, net	655	—	(742)
Income tax expense (benefit)	(65,553)	(31,324)	41,377
Depreciation	16,931	—	14,699
Amortization	211,974	1,688	27,879
Stock-based compensation expense	8,324	—	15,421
Transaction-related expenses(4)	—	102,264	7,104

Adjusted EBITDA	$211,583	$1,233	$177,592

Capitalization of content database costs	(22,239)	—	(23,538)
Purchase of property and equipment	(26,714)	—	(20,776)
Cash paid for interest	(70,311)	—	(1,368)
Cash received (paid) for income taxes	40,601	—	(27,156)

Free cash flow	$132,920	$1,233	$104,754

	Successor		Predecessor(1)
	Year ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Jan. 1, 2012 to
	2013	Dec. 31, 2012	Dec. 28, 2012
		(unaudited)
Reconciliation of Non-GAAP revenues to total revenues (in thousands):
Total revenues	$540,391	$3,458	$483,627
Non-cash revenue adjustment(3)	21,115	550	—

Non-GAAP revenues	$561,506	$4,008	$483,627

ANCESTRY.COM LLC

	Successor		Predecessor(1)
	Three Months Ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Oct. 1, 2012 to
	2013(5)	Dec. 31, 2012	Dec. 28, 2012
		(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net income (loss) (in thousands):
Net income (loss)	$(23,347)	$(72,675)	$12,365
Non-cash revenue adjustment(3)	953	550	—
Interest expense, net	27,268	730	391
Other (income) expense, net	221	—	19
Income tax expense (benefit)	(12,193)	(31,324)	14,346
Depreciation	4,675	—	3,792
Amortization	53,141	1,688	9,403
Stock-based compensation expense	2,849	—	4,335
Transaction-related expenses(4)	—	102,264	4,226

Adjusted EBITDA	$53,567	$1,233	$48,877

Capitalization of content database costs	(7,507)	—	(4,572)
Purchase of property and equipment	(9,466)	—	(3,333)
Cash paid for interest	(24,666)	—	(831)
Cash received (paid) for income taxes	3,682	—	(95)

Free cash flow	$15,610	$1,233	$40,046

	Successor		Predecessor(1)
	Three Months Ended	Period from	Period from
	December 31,	Dec. 29, 2012 to	Oct. 1, 2012 to
	2013	Dec. 31, 2012	Dec. 28, 2012
		(unaudited)
Reconciliation of Non-GAAP revenues to total revenues (in thousands):
Total revenues	$144,986	$3,458	$127,658
Non-cash revenue adjustment(3)	953	550	—

Non-GAAP revenues	$145,939	$4,008	$127,658

Footnotes:

(1)	We operated as the Predecessor until December 28, 2012 when a company controlled by the Permira funds and co-investors acquired the Predecessor. As a result, our fiscal year 2012 is divided into a Successor period from December 29, 2012 to December 31, 2012 and a Predecessor period from January 1, 2012 to December 28, 2012. Operational data presented for the Successor and Predecessor periods is not necessarily comparable due to the Transaction.
(2)	Net loss and therefore adjusted EBITDA and free cash flow for the year ended December 31, 2013 include $5.6 million of professional services related to litigation, reorganizing our corporate structure, registering the existing senior Notes with the SEC, costs associated with the dividend declared in September 2013 by our Parent and costs related to the settlement of litigation.
(3)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction.
(4)	Transaction-related expenses for the period from December 29, 2012 to December 31, 2012 include $53.1 million of stock-based compensation expense due to the acceleration of vesting for outstanding Predecessor stock-based awards upon closing of the Transaction.
(5)	Net loss and therefore adjusted EBITDA and free cash flow for three months ended December 31, 2013 include $2.0 million of professional services related to litigation, reorganizing our corporate structure, registering the existing senior Notes with the SEC, costs associated with the dividend declared in September 2013 by our Parent and costs related to the settlement of litigation.

ANCESTRY.COM LLC

Total Subscribers and Net Subscriber Additions

(in thousands)

	Year ended December 31,
	2013	2012
Total subscribers	2,140	2,016
Net subscriber additions	124	313

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
herickson@ancestry.com	mhouston@ancestry.com
(801) 705-7104	(801) 705-7942